UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT		06001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported on January 16, 2008, U.S. Energy Systems, Inc. (the “Company”) and two of its subsidiaries, U.S. Energy Overseas Investments LLC and GBGH, LLC, filed voluntary petitions to commence cases under chapter 11 of Title 11 of the United States Code on January 9, 2008 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On August 22, 2008, the Company and the two subsidiaries filed Plans of Reorganization (the “Plans”) with the Bankruptcy Court. The Plans remain subject to modification and revision.

On November 20, 2008, the Company and the two subsidiaries filed a motion with the Bankruptcy Court requesting an extension of the exclusive period during which the debtors have the exclusive right to solicit acceptances of the Plans from December 5, 2008 to February 27, 2009. The extension was requested to allow the debtors more time to complete negotiations with Silver Point Finance, LLC regarding a stalking horse agreement for the sale of the stock or assets of U.S. Energy Biogas Corp. and for the restructuring of the GBGH, LLC pursuant to a term sheet between the parties. The Company anticipates in the next two to four weeks (a) finalizing the stalking horse agreement and (b) incorporating the term sheet into the Plans and filing such amended Plans with the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ RICHARD AUGUSTINE
Richard Augustine
Vice President

Date: November 25, 2008

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